Exhibit 10.76

NINTH AMENDMENT

OF

TAYLOR CAPITAL GROUP, INC.

PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

(Effective As Of October 1, 1998)

WHEREAS, Taylor Capital Group, Inc. (the “Company”) maintains the Taylor Capital Group, Inc. Profit Sharing and Employee Stock Ownership Plan (Effective as of October 1, 1998) (the “Plan”); and

WHEREAS, it is now considered desirable to further amend the Plan;

NOW, THEREFORE, by virtue of the power reserved to the Company by subsection 17.1 of the Plan, and in exercise of the authority delegated to the Committee established pursuant to Section 18 of the plan (the “Committee”) by subsection 17.1 of the Plan, effective as of January 1, 2004 the Plan is hereby amended by adding the following phrase immediately before the period at the end of the first paragraph in subsection 3.1 of the Plan:

“or (iii) terminated employment with the Employers during such plan year on or after the date on which he attained at least age 62 years and completed ten years of employment service”

IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 17th day of March 2004.

/s/ MELVIN E. PEARL

On behalf of the Committee as Aforesaid